EXHIBIT 10.1
Execution Version

VOTING AND SUPPORT AGREEMENT
THIS VOTING AND SUPPORT AGREEMENT, dated as of August 6, 2025 (the “Agreement”), among Western Midstream Partners, LP, a Delaware limited partnership (“Parent”), Aris Water Solutions, Inc., a Delaware corporation (the “Company”), and the holder of the Securities (as defined below) set forth on Schedule A hereto (the “Holder”).
W I T N E S S E T H:
WHEREAS, Parent, Arrakis OpCo Merger Sub LLC, a Delaware limited liability company (“OpCo Merger Sub”), Arrakis Holdings Inc., a Delaware corporation and direct subsidiary of Parent (“Arrakis Holdings”), Arrakis Unit Merger Sub LLC, a Delaware limited liability company and direct subsidiary of Parent (“Unit Merger Sub”), Arrakis Cash Merger Sub LLC, a Delaware limited liability company and direct subsidiary of Arrakis Holdings (“Cash Merger Sub” and, together with Parent, OpCo Merger Sub, Arrakis Holdings and Unit Merger Sub, the “Parent Parties”), the Company, and Aris Water Holdings, LLC, a Delaware limited liability company (“Company OpCo” and, together with the Company, the “Company Parties”), are entering into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented from time to time, the “Merger Agreement”) providing for, among other things, (i) the merger of OpCo Merger Sub with and into Company OpCo (the “OpCo Merger”), as a result of which Company OpCo shall be the surviving entity pursuant to and in accordance with Delaware law, (ii) the merger of Cash Merger Sub with and into the Company, as a result of which the Company shall be the surviving entity pursuant to and in accordance with Delaware law (the “Cash Merger”) and (iii) the merger of Unit Merger Sub with and into the Company, as a result of which the Company shall be the surviving entity pursuant to and in accordance with Delaware law (the “Unit Merger” and, collectively with the OpCo Merger and the Cash Merger, the “Mergers”), on the terms and subject to the conditions of the Merger Agreement;
WHEREAS, the Holder is the Beneficial Owner (as defined below) of the number of (i) shares of Class A common stock, par value $0.01 per share, of the Company (the “Company Class A Common Stock”) and (ii) units of Company OpCo (the “Company OpCo Units”) and corresponding shares of Class B common stock, par value $0.01 per share, of the Company (the “Company Class B Common Stock” and, together with the Company OpCo Units, the “Company OpCo Stapled Units”), set forth opposite the Holder’s name on Schedule A hereto (collectively, the “Securities”);
WHEREAS, concurrently with the execution and delivery of the Merger Agreement, and as a condition and an inducement to Parent and the Company entering into the Merger Agreement, the Holder is entering into this Agreement with respect to the Securities; and
WHEREAS, Parent and the Company desire that the Holder agree, and the Holder is willing to agree, among other things, subject to the limitations herein, not to Transfer (as defined below) any of its Securities, and to vote its shares of Company Class A Common Stock and Company Class B Common Stock, as applicable (collectively, the “Company Shares”), in a manner so as to facilitate consummation of the Mergers and the other transactions contemplated by the Merger Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:
ARTICLE I
GENERAL
1.1    Definitions. This Agreement is one of the “Support Agreements” as defined in the Merger Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.
“Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, whether or not such Rule is actually applicable in such circumstance). For the avoidance of doubt, Beneficially Own and Beneficial Ownership shall also include record ownership of securities.

“Beneficial Owners” shall mean persons who Beneficially Own the referenced securities.

“Transfer” means (a) any direct or indirect sale, lease, assignment, encumbrance, loan, pledge, grant of a security interest, hypothecation, disposition or other similar transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any sale, lease, assignment, encumbrance, loan, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), of any Securities Beneficially Owned by Holder, including in each case through the Transfer of any person or any interest in any person or (b) in respect of any equity securities or interest in any equity securities, to enter into any swap or any other agreement, transaction or series of transactions that results in an amount of Securities subject to Article III that is less than the amount of Securities subject to Article III as of the date hereof; provided that Transfer shall not include (i) any indirect transfer of equity or other interests in the Holder by the equityholders of the Holder’s publicly-traded parent company, (ii) any direct or indirect transfer of equity or other interests in the Holder by the limited partners of private equity funds affiliated with the Holder, (iii) any indirect transfer of equity or other interests in the Holder by its equityholders or (iv) any Lien, in each case of clauses (i) through (iv), that would not reasonably be expected to impede, interfere with or delay the performance by Holder of its obligations under this Agreement; provided, however, that an assignment by the Holder pursuant to Section 6.15 shall not be deemed Transfer hereunder.

ARTICLE II
AGREEMENT TO RETAIN SECURITIES
2.1    Transfer and Encumbrance of Securities.
(a)    From the date hereof until the Termination Date (as defined below), the Holder shall not, with respect to any Securities Beneficially Owned by the Holder, (i) Transfer any such Securities or (ii) deposit any such Securities into a voting trust or enter into a voting agreement or arrangement with respect to such Securities or grant any proxy or power of attorney with respect thereto, in each case except as expressly provided for herein, in any duly authorized amendment hereto, or pursuant to an agreement entered into with, and for the benefit of, Parent.
(b)    Notwithstanding Section 2.1(a), the Holder may: (i) Transfer Securities to one or more affiliates (A) who is a party to an agreement with Parent with substantially similar terms as this Agreement or (B) if, as a condition to such Transfer, the recipient agrees in writing to be bound by this Agreement and delivers a copy of such executed written agreement to Parent and the Company prior to the consummation of such transfer or (ii) Transfer Securities with the prior written consent of Parent; provided, that for the avoidance of doubt, from the date hereof until the Termination Date, Holder may not exchange any Company OpCo Stapled Units for shares of Company Class A Common Stock without Parent’s consent.
2.2    Additional Purchases; Adjustments. The Holder agrees that any additional equity securities of the Company or Company OpCo that the Holder purchases or otherwise acquires or with respect to which the Holder otherwise acquires voting power after the execution of this Agreement and prior to the Termination Date shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted the Securities as of the date hereof. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the equity securities of the Company or Company OpCo affecting the Securities, the terms of this Agreement shall apply to the resulting equity securities.
2.3    Unpermitted Transfers; Involuntary Transfers. Any Transfer or attempted Transfer of any Securities in violation of this Article II shall, to the fullest extent permitted by Law, be null and void ab initio and of no force and effect. In furtherance of the foregoing, the Holder hereby authorizes and instructs the Company to instruct its transfer agent to enter a stop transfer order to prevent any Transfer of any of the Securities in violation of this Agreement. If any involuntary Transfer of any of the Holder’s Securities shall occur, the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Securities subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement.
ARTICLE III
VOTING
3.1    Agreement to Vote. Prior to the Termination Date, the Holder irrevocably and unconditionally agrees that it shall, at any meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting), however called, appear at such meeting or otherwise cause the Company Shares to be counted as present thereat for the purpose of establishing a quorum and vote, or cause to be voted at such meeting, all Company Shares:
(a)    in favor of adoption of the Merger Agreement and approving any other matters necessary for consummation of the transactions contemplated by the Merger Agreement, including the Mergers (the “Transaction Matters”); and

(b)    against (A) any agreement, transaction or proposal that relates to an Acquisition Proposal or any other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Mergers or matters contemplated by the Merger Agreement; (B) any action or agreement that would reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company or any of its Subsidiaries contained in the Merger Agreement or of the Holder contained in this Agreement; (C) any action or agreement that would reasonably be expected to result in any condition to the consummation of the Mergers set forth in Article VI of the Merger Agreement not being fulfilled; and (D) any other action that would reasonably be expected to impede, interfere with, materially delay or materially adversely affect any of the transactions contemplated by the Merger Agreement, including the Mergers, or this Agreement. Any attempt by the Holder to vote, consent or express dissent with respect to (or otherwise to utilize the voting power of), the Company Shares in contravention of this Section 3.1 shall be null and void ab initio. If the Holder is the Beneficial Owner, but not the holder of record, of any Company Shares, the Holder agrees to take all actions necessary to cause the holder of record and any nominees to vote (or exercise a consent with respect to) all of such Company Shares in accordance with this Section 3.1.
Notwithstanding anything herein to the contrary in this Agreement, this Section 3.1 shall not require any Holder to be present (in person or by proxy) or vote (or cause to be voted), any of the Company Shares to amend, modify or waive any provision of the Merger Agreement in a manner that reduces the amount or changes the form of the Merger Consideration payable, imposes any material restrictions on or additional material conditions on the payment of the Merger Consideration, extends the End Date or otherwise adversely affects such Holder of the Company (in its capacity as such) in any material respect. Notwithstanding anything to the contrary in this Agreement, each Holder shall remain free to vote (or execute consents or proxies with respect to) the Company Shares with respect to any matter other than as set forth in Section 3.1(a) and Section 3.1(b) in any manner such Holder deems appropriate, including in connection with the election of directors of the Company.
Notwithstanding anything in clause (a) or (b) above, if at any time prior to receipt of the Company Stockholder Approval, a Change of Recommendation in compliance with Section 5.4 of the Merger Agreement occurs, the obligations of the Holder with respect to the Securities held by the Holder under this Agreement shall be modified such that such obligations shall only bind the Holder with respect to a number of Company Shares held by the Holder equal to the number of Company Shares that would, together with the Company Common Stock held by the other holders subject to the other Support Agreements, in the aggregate represent 35% of the aggregate voting power of the outstanding shares of Company Common Stock entitled to vote on the adoption of the Merger Agreement as of the applicable record date (rounded down to the nearest whole share). Any reduction in the number of Company Shares of the Holder subject to the obligations under this Agreement pursuant to the foregoing sentence (and such other holders of Company Common Stock subject to other Support Agreements) shall be made on a pro rata basis in proportion to the respective voting power of the Holder and such other holders as of the applicable record date (in each case rounded down to the nearest whole share).

ARTICLE IV
ADDITIONAL AGREEMENTS
4.1    Waiver of Appraisal Rights; Litigation. To the fullest extent permitted by law, the Holder hereby irrevocably and unconditionally waives, and agrees not to exercise, any rights of appraisal (including under Section 262 of the DGCL) relating to the Mergers that the Holder may have by virtue of the ownership of any Securities. The Holder further agrees not to commence, join in, and agrees to take all actions reasonably necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent or the Company or any of their respective affiliates and each of their successors or directors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, including any claim (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing) or (b) alleging a breach of any fiduciary duty of the Board of Directors of the Company in connection with the negotiation and entry into this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby, and hereby irrevocably waives any claim or rights whatsoever with respect to any of the foregoing.
4.2    Further Assurances. The Holder agrees that from and after the date hereof and until the Termination Date, the Holder shall and shall cause the Holder’s controlled affiliates to take no action that would reasonably be expected to materially adversely affect or materially delay the ability to perform its respective covenants and agreements under this Agreement.
4.3    Fiduciary Duties. The Holder is entering into this Agreement solely in its capacity as the record or Beneficial Owner of the Securities and nothing herein is intended to or shall limit or affect any actions taken by the Holder or any of its designees serving in his or her capacity as a director or officer of the Company (or a Subsidiary of the Company). The taking of any actions (or failures to act) by the Holder or any of its designees serving as a director or officer of the Company or a Subsidiary of the Company (in such capacity as a director or officer) shall not be deemed to constitute a breach of this Agreement.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF HOLDER
5.1    Representations and Warranties. The Holder hereby represents and warrants as follows:
(a)    Ownership. The Holder has, with respect to the Securities, and at all times during the term of this Agreement will continue to have, Beneficial Ownership of, good and valid title to and full and exclusive power to vote, issue instructions with respect to the matters set forth in Article III, agree to all of the matters set forth in this Agreement and to Transfer the Securities. The Securities constitute all of the shares of Company Common Stock or Company OpCo Units, as applicable, Beneficially Owned by the Holder as of the date hereof. Other than this Agreement or arising under or pursuant to the Company Organizational Documents, (i) there are no agreements or arrangements of any kind, contingent or otherwise, to which the Holder is a party obligating the Holder to Transfer or cause to be Transferred to any person any of the Securities and (ii) no person has any contractual or other right or obligation to purchase or otherwise acquire any of the Securities.
(b)    Organization; Authority. If the Holder is an entity, the Holder is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation. The Holder has full power, authority, and if an individual, full legal capacity, and is duly authorized to, make, enter into and carry out the terms of this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by the Holder and (assuming due authorization, execution and delivery by Parent) constitutes a valid and binding agreement of the Holder, enforceable against the Holder in accordance with its terms, subject to the Remedies Exceptions (as defined in the Merger Agreement), and no other action is necessary to authorize the execution and delivery by the Holder or the performance of the Holder’s obligations hereunder.
(c)    No Violation. The execution, delivery and performance by the Holder of this Agreement will not (i) violate any provision of any Law applicable to the Holder; (ii) violate any order, judgment or decree applicable to the Holder; or (iii) conflict with, or result in a breach or default under, any agreement or instrument to which the Holder is a party or any term or condition of its certificate of incorporation, bylaws, certificate of formation, limited liability company agreement, trust agreement, or comparable organizational documents, as applicable, except where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have an adverse effect on the Holder’s ability to satisfy its obligations hereunder.
(d)    Consents and Approvals. The execution and delivery by the Holder of this Agreement, and the performance of the Holder’s obligations hereunder, does not require the Holder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any person or Governmental Entity, except such filings and authorizations as may be required under the Exchange Act.
(e)    Absence of Litigation. To the knowledge of the Holder, as of the date hereof, there is no proceeding pending against, or threatened in writing against the Holder that would reasonably be expected to prevent the performance by the Holder of its obligations under this Agreement or to consummate the transactions contemplated hereby or by the Merger Agreement, including the Mergers, on a timely basis.
(f)    Absence of Other Voting Agreements. None of the Securities is subject to any voting trust, proxy or other agreement, arrangement or restriction with respect to voting, in each case, that is inconsistent with this Agreement, except as disclosed in the Company SEC Documents and as contemplated by this Agreement. None of the Securities is subject to any pledge agreement pursuant to which the Holder does not retain sole and exclusive voting rights with respect to the Securities subject to such pledge agreement at least until the occurrence of an event of default under the related debt instrument.

ARTICLE VI
MISCELLANEOUS
6.1    No Solicitation. The Holder agrees that it will not, and will cause its controlled affiliates not to, and will use reasonable best efforts to cause its and their Representatives acting on its behalf not to, directly or indirectly, take any of the actions listed in clauses (i) - (vii) of Section 5.4(a) of the Merger Agreement (without giving effect to any amendment or modification of such clauses after the date hereof) to the extent that the Company or its Subsidiaries or their respective Representatives are prohibited from taking such action pursuant to Section 5.4 of the Merger Agreement. The Holder shall, and shall cause its controlled affiliates to, and shall use its reasonable best efforts to cause its and their Representatives acting on its behalf to, immediately cease and terminate any discussions as of the date of this Agreement with any person other than Parent that relate to any Acquisition Proposal. Notwithstanding the foregoing, to the extent the Company complies with its obligations under Section 5.4 of the Merger Agreement and participates in discussions or negotiations with a person regarding an Acquisition Proposal, Holder and/or any of such Holder’s controlled affiliates and/or its and their respective Representatives may engage in discussions or negotiations with such person to the extent that the Company can act under Section 5.4 of the Merger Agreement.
6.2    Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated by this Agreement may only be brought against, the individuals or entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement and not otherwise), no past, present or future director, manager, officer, employee, incorporator, member, partner, equityholder, affiliate, agent, attorney, advisor, consultant or Representative or affiliate of any of the foregoing (each, a “Holder Related Party”) shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of or made under this Agreement or in respect of any oral representations made or alleged to have been made in connection herewith (whether for indemnification or otherwise) or of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated by this Agreement. Parent and the Company acknowledge that no Holder nor any Holder Related Party has made, and neither Parent nor the Company has relied upon, any representation related to the matters contemplated by this Agreement, except as set forth in Article V.
6.3    No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Securities. All rights, ownership and economic benefits of and relating to the Securities shall remain vested in and belong to the Holder, and Parent shall not have any authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of the Company or Company OpCo or exercise any power or authority to direct the Holder in the voting or disposition of any Securities, except as otherwise expressly provided herein.

6.4    Disclosure. The Holder consents to and authorizes the publication and disclosure by the Company and Parent of the Holder’s identity and holding of Securities, and the terms of this Agreement (including, for avoidance of doubt, the disclosure of this Agreement), in any press release, the Form S-4, including the Proxy Statement/Prospectus, as applicable, and any other disclosure document required by applicable law to be filed with the SEC or other Governmental Entity in connection with the Merger Agreement, the Mergers and the transactions contemplated by the Merger Agreement.
6.5    Termination. This Agreement shall terminate at the earlier of (i) the date the Merger Agreement is validly terminated in accordance with its terms, (ii) the Effective Time or (iii) the date on which the Merger Agreement is amended in a manner that reduces the amount or changes the form of the Merger Consideration payable, imposes any material restrictions on or additional material conditions on the payment of the Merger Consideration, extends the End Date or otherwise adversely affects such Holder of the Company (in its capacity as such) in any material respect, in each case, without the written consent of the Holder (such date, the “Termination Date”). Neither the provisions of this Section 6.5 nor the termination of this Agreement shall relieve (x) any party hereto from any liability of such party to any other party incurred prior to such termination or (y) any party hereto from any liability to any other party arising out of or in connection with a breach of this Agreement that occurred prior to such termination. Nothing in the Merger Agreement shall relieve the Holder from any liability arising out of or in connection with a breach of this Agreement that occurred prior to such termination.
6.6    Amendments; Waivers. At any time prior to the Effective Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of Parent, the Company and the Holder or, in the case of a waiver, by the party against whom the waiver is to be effective. Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.
6.7    Reliance. The Holder understands and acknowledges that Parent and the Company are entering into the Merger Agreement in reliance upon such Holder’s execution and delivery of this Agreement.
6.8    Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such expenses, whether or not the Mergers are consummated.
6.9    Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) upon personal delivery to the party to be notified; (b) when received when sent by email by the party to be notified, provided, however, that notice given by email shall not be effective unless either (i) a duplicate copy of such email or fax notice is promptly given by one of the other methods described in this Section 6.9 or (ii) the receiving party delivers a written confirmation of receipt for such notice either by email or fax or any other method described in this Section 6.9; or (c) when delivered by a courier (with confirmation of delivery); in each case to the party to be notified at the following address:

if to the Holder, to the Holder’s address set forth on Schedule A

and
if to Parent, to:

Western Midstream Partners, LP
    9950 Woodloch Forest Drive, Suite 2800
    The Woodlands, Texas 77380
    Attention: Jonathan A. Greenberg, Christopher B. Dial
    E-mail: jonathan.greenberg@westernmidsream.com, chris.dial@westernmidstream.com

With a copy (which shall not constitute notice) to:

Vinson & Elkins LLP
Texas Tower, Suite 4700
Houston, Texas 77002
Attention: Lande Spottswood
    E-mail: lspottswood@velaw.com

    and

Vinson & Elkins L.L.P.
2001 Ross Avenue, Suite 3900
Dallas, Texas 75201
Attention: D. Alex Robertson
Email:    arobertson@velaw.com

if to the Company to:
Aris Water Solutions, Inc.
9651 Katy Freeway, Suite 400
Houston, Texas 77024
Attention: Robert Hunt
E-mail: bobby.hunt@ariswater.com

With a copy (which shall not constitute notice) to:
Gibson, Dunn & Crutcher LLP
811 Main Street, Ste 3000
Houston, Texas 77002
Attention: Tull R. Florey, Hillary H. Holmes
E-mail: TFlorey@gibsondunn.com; HHolmes@gibsondunn.com

6.10    Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. As used in this Agreement, the “knowledge” of the Holder means the actual knowledge, after reasonable investigation, of any officer of Holder. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant to this Agreement unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. References in this Agreement to specific laws or to specific provisions of laws shall include all rules and regulations promulgated thereunder, and any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes. Each of the parties hereto has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent arises, this Agreement must be construed as if it is drafted by all the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of authorship of any of the provisions of this Agreement. As used herein, (a) “business day” means any day other than a Saturday, a Sunday or a day on which banks in New York are authorized by law or executive order to remain closed, (b) the term “person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a Governmental Entity, and any permitted successors or assigns of such person, (c) “equity securities” means, with respect to a corporation or other entity, any securities, shares of capital stock, options, warrants, convertible notes, or other rights, agreements, or instruments that are directly or indirectly convertible into, or exercisable or exchangeable for, any such shares or interests, (d) an “affiliate” means as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person; provided, however, that solely for purposes of this Agreement, notwithstanding anything to the contrary set forth herein, neither the Company nor any of its Subsidiaries shall be deemed to be a Subsidiary or affiliate of the Holder; provided, further, that, for the avoidance of doubt, any member of the Holder shall be deemed an affiliate the Holder; and provided, further, that an affiliate of the Holder shall include any investment fund, vehicle or holding company of which the Holder or an affiliate thereof serves as the general partner, managing member or discretionary manager or advisor; and provided, further, that, notwithstanding the foregoing, an affiliate of the Holder shall not include any portfolio company or other investment of the Holder or any affiliate of the Holder.
6.11    Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each party and delivered (by telecopy, electronic delivery or otherwise) to the other party. Signatures to this Agreement transmitted by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of the document, will have the same effect as physical delivery of the paper document bearing the original signature.
6.12    No Partnership, Agency or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture, any like relationship between the parties hereto or a presumption that the parties are in any way acting in concert or as a group with respect to the obligations or the transactions contemplated by this Agreement.
6.13    Entire Agreement. This Agreement (together with the schedules hereto, the Confidentiality Agreement, the Merger Agreement and the TRA Amendment) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and this Agreement is not intended to grant standing to any person other than the parties hereto.
6.14    Governing Law; Venue; Waiver of Jury Trial.
(a)    THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER AT LAW, IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.
(B)    EACH OF THE PARTIES HERETO IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING RELATING TO OR ARISING OUT OF THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS HEREUNDER, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT RELATING TO OR ARISING OUT OF THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS HEREUNDER BROUGHT BY THE OTHER PARTIES HERETO OR THEIR RESPECTIVE SUCCESSORS OR ASSIGNS, SHALL BE BROUGHT AND DETERMINED EXCLUSIVELY IN THE DELAWARE COURT OF CHANCERY AND ANY STATE APPELLATE COURT THEREFROM WITHIN THE STATE OF DELAWARE (OR, IF THE DELAWARE COURT OF CHANCERY DECLINES TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, ANY STATE OR FEDERAL COURT WITHIN THE STATE OF DELAWARE). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS WITH REGARD TO ANY SUCH ACTION OR PROCEEDING FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, TO THE PERSONAL JURISDICTION OF THE AFORESAID COURTS AND AGREES THAT IT WILL NOT BRING ANY ACTION RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IN ANY COURT OTHER THAN THE AFORESAID COURTS. EACH OF THE PARTIES HERETO HEREBY

IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, COUNTERCLAIM OR OTHERWISE, IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, (A) ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE NAMED COURTS, (B) ANY CLAIM THAT IT OR ITS PROPERTY IS EXEMPT OR IMMUNE FROM JURISDICTION OF ANY SUCH COURT OR FROM ANY LEGAL PROCESS COMMENCED IN SUCH COURTS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF JUDGMENT, EXECUTION OF JUDGMENT OR OTHERWISE) AND (C) TO THE FULLEST EXTENT PERMITTED BY THE APPLICABLE LAW, ANY CLAIM THAT (I) THE SUIT, ACTION OR PROCEEDING IN SUCH COURT IS BROUGHT IN AN INCONVENIENT FORUM, (II) THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER OR (III) THIS AGREEMENT, OR THE SUBJECT MATTER HEREOF, MAY NOT BE ENFORCED IN OR BY SUCH COURTS. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY CONSENTS TO THE SERVICE OF PROCESS IN ACCORDANCE WITH SECTION 6.9; PROVIDED, HOWEVER, THAT NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
(c)    EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
6.15    Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence and except as set forth in Article II, this Agreement will be binding upon, inure to the benefit of the parties hereto and their respective successors and assigns. Any purported assignment not permitted under this Section shall be null and void.
6.16    Specific Performance. The parties agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed, or were threatened to be not performed, in accordance with their specific terms or were otherwise breached. Prior to the termination of this Agreement pursuant to Section 6.5, it is accordingly agreed that (a) in addition to any other remedy that may be available to it law or in equity, including monetary damages, the parties shall be entitled to an injunction or injunctions or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, in each case in accordance with this Section 6.16, and (b) the alleged breaching party will not raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement and will not plead in defense thereto that there are adequate remedies at law, all in accordance with the terms of this Section 6.16. Each party further agrees that no other party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6.16, and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.
6.17    Severability Any term or provision of this Agreement, which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.
6.18    Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement shall survive the Effective Time.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed or caused this Agreement to be executed in counterparts, all as of the day and year first above written.

ARIS WATER SOLUTIONS, INC.

By:
Name:
Title:

WESTERN MIDSTREAM PARTNERS, LP

By:	Western Midstream Holdings, LLC, its general partner

By:
Name:
Title:

[Signature Page to the Voting and Support Agreement]

Schedule A

Name of Holder	Address and Notice Information	Class A Shares	Company OpCo Stapled Units
[●]	[●]	[●]	[●]

Schedule A